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                                                                      Exhibit 11
          Healthdyne Information Enterprises, Inc. and Subsidiaries
           Statements of Computation of Per Share Earnings (Loss)
                  (in thousands, except per share amounts)

                                                       Three Months Ended                Six Months Ended
                                                            June 30,                          June 30,
                                                   ---------------------------       --------------------------
                                                     1996             1995              1996            1995
                                                     ----             ----              ----            ----
                                                          (Unaudited)                       (Unaudited)
Net earnings (loss)                                  $256           $(1,082)           $366           $(1,889)
                                                    -----           -------            ----           -------

Primary shares:
         Weighted average number of
         common stares outstanding                 17,029            15,500          16,815            15,500

         Additional shares issuable from
         assumed exercise of options                1,874                --(1)        1,874                --(1)
                                                    -----           -------          ------           -------
                                                   18,903            15,500          18,689            15,500
                                                   ------           -------          ------           -------

Earnings (loss) per common share
and common share equivalent                         $0.01            $(0.07)          $0.02            $(0.12)
                                                    -----           -------           -----           -------

Fully diluted shares:
         Weighted average number of
         common shares outstanding                 17,029            15,500          16,815            15,500

         Additional shares issuable from
         assumed exercise of options                1,874                --(1)        1,874                --(1)
                                                   ------           -------          ------           -------
                                                   18,903            15,500          18,689            15,500
                                                   ------           -------          ------            ------

Earnings (loss) per common share
and common share equivalent                         $0.01            $(0.07)          $0.02            $(0.12)
                                                    -----           -------           -----           -------


Note (1): Since stock options are antidilutive to the loss per common share calculations, they are not considered in such calculations.